Exhibit 99.1

CareTrust and Ensign Announce Pricing of

$260 Million of Senior Notes by Subsidiaries of CareTrust

MISSION VIEJO, Calif., May 16, 2014 — CareTrust REIT, Inc. (“CareTrust”) and The Ensign Group, Inc. (“Ensign”) today announced the pricing of $260 million aggregate principal amount of 5.875% Senior Notes due 2021 to be issued in a private placement through CareTrust’s wholly owned subsidiaries CTR Partnership, L.P. and a corporate co-issuer, CareTrust Capital Corp. The notes will be issued at par. The notes will be guaranteed by CareTrust and certain of CareTrust’s existing and future subsidiaries. The notes will not be guaranteed by Ensign.

The issuance of the notes is expected to close on or about May 30, 2014, subject to certain closing conditions. The offering is being undertaken in connection with and is a condition to CareTrust’s proposed spin-off from Ensign. CareTrust intends to transfer approximately $221 million of the net proceeds of the offering to Ensign, which Ensign intends to use in order for Ensign to repay certain indebtedness, pay trade payables and, subject to the approval of Ensign’s board of directors, pay up to eight regular quarterly dividends. CareTrust intends to use the remaining net proceeds of the offering to pay the cash portion of the purging distribution and for working capital purposes, to fund acquisitions and for general corporate purposes.

The offering will be made only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S. The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About CareTrust and Ensign

CareTrust is a newly formed company that was incorporated in Maryland on October 29, 2013. CareTrust is currently a wholly owned subsidiary of Ensign. Following the spin-off, CareTrust will be a separate and independent publicly traded, self-administered, self-managed real estate investment trust (“REIT”) primarily engaged in the ownership, acquisition and leasing of healthcare-related properties. Following the spin-off, Ensign will continue to provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, urgent care services and other rehabilitative and healthcare services.

Forward-looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding CareTrust’s or Ensign’s intent, belief or expectations, including, but not limited to, statements regarding the spin-off and CareTrust’s operation as a REIT, the offering and the uses of the net proceeds of the offering.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although CareTrust and Ensign believe that the assumptions underlying their respective forward-looking statements are reasonable, neither CareTrust nor Ensign can give any assurance that such expectations will be attained. Factors which could have a material adverse effect on CareTrust’s operations and future prospects or which could cause actual results to differ materially from CareTrust’s expectations include, but are not limited to, those described in CareTrust’s Form 10 filed with the Securities and Exchange Commission on May 13, 2014. Factors which could have a material adverse effect on Ensign’s operations and future prospects or which could cause actual results to differ materially from Ensign’s expectations include, but are not limited to, those described in Ensign’s periodic filings with the Securities and Exchange Commission, including Ensign’s Form 10-K filed on February 13, 2014 and Ensign’s Form 10-Q filed on May 8, 2014. Except as required by the federal securities laws, neither CareTrust nor Ensign undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

CONTACT:	CareTrust REIT, Inc., (949) 540-2000

Investor/Media Relations, The Ensign Group, Inc.
(949) 487-9500, ir@ensigngroup.net

SOURCE: CareTrust REIT, Inc. and The Ensign Group, Inc.